Exhibit 10.14

Table of Contents

lncannex Healthcare Limited - Employment Contract

08 November 2021

Impression Healthcare Limited (IHL)
Employment Contract for Senior Staff - Joseph Swan

08 November 2021

1.	Employment

1.1	Engagement	lncannex Healthcare Limited (IHL) agrees to employ you to perform the duties as outlined in your position as Head of Finance and any associated performance agreements, which fall within your position scope and outlined in your job description.

Subject to the relevant laws, this employment contract (referred to as ‘Contract’) constitutes your entire contract of employment with IHL.

It supersedes any prior understanding or employment Contract between you and IHL and/or its subsidiary companies.

1.2	Employment Commencement Date	Your employment under this contract commences on 8 November 2021 and your employment contract is open ended.

1.3	Exclusivity	You agree that your services shall be exclusive to IHL during the term of this Contract and that you will not during this period, without the prior written consent of IHL, be engaged in or undertake any work for any other person, firm or corporation.

1.4	Employment Contract Term	The terms of the contract are open ended and will remain in force until termination by either the Employer or Employee. Termination arrangements are defined in Clause 9.

You are subject to an initial 6-month probationary period, during which either Employer or Employee can terminate the Contract by written notice with immediate effect without penalty or compensation.

2.	Employment Duties

2.1	Work Duties	During the term of your employment, you will do the following:

		1.	Faithfully and diligently perform the duties and exercise the powers consistent with the position that may be assigned to them by IHL.

		2.	Comply with all reasonable directions given by IHL.

		3.	Observe and comply with the provisions set out in any existing written policy, practice or procedure circulated by IHL.

		4.	Use your best endeavours to promote the interests of IHL.

		5.	Protect the property of IHL from theft, loss, damage, or neglect and without delay give notice immediately to the Company of any theft, loss, damage or neglect of that property which may come to your knowledge.

2.2	Hours of Work	The normal hours of work will be a minimum of 40 hours per week to be worked flexibly between the hours of 7am and 7pm Monday to Friday.

As this is a professional role you may be required to work outside these hours as reasonably necessary to perform the work.

2.3	Reporting Relationship	You will report to the Managing Director and CEO of IHL.

Your reporting relationship may change from time to time to respond to the future needs of the business.

2.4	Work Location	You will work, primarily, in premises provided by IHL located in Perth.

2.5	Adherence to IHL Policies and Procedures	It is a condition of employment that you abide by all lHL policies and procedures as developed over time and communicated to you.

3.	Remuneration Package

3.1	Salary	You will be paid a base of $120,000 per annum, fixed reward as shown in Schedule 1, with your base salary payable in equal fortnightly instalments.

3.2	Superannuation	1.	Your Fixed Reward will be exclusive of the Superannuation Guarantee Charge (SGC) of 10% of base salary which will be paid in line with legislation changes as and when it is enacted.

		2.	In addition, the SCG and any employee contributions made as salary sacrifice can be made each calendar quarter to an approved superannuation fund.

3.3	Salary Review	1.	Your Fixed Reward will be reviewed annually in line with your performance and movements in the market.

		2.	Any salary review will take place from 1 July each year.

3.4	Short Term Incentive (STI)	1.	You will be eligible to participate in a STI of up to 12.5% of your Fixed Remuneration.

		2.	Payment of the STI will be subject to profitability and other hurdles.

		3.	Your reward in the STI will be based on achievement of your written performance plan provided to you by your manager on an annual basis.

		4.	Your performance plan will contain Key Performance Indicators (KPl’s) and Targets as well as behavioural requirements.

		5.	Your specific payment will also be subject to the market benchmark for your role.

		6.	The STI will commence in the financial year 2021-2022 and will be based on a pro rata calculation for length of employment over the 12-month period.

3.5	Long Term Incentive (LTI)	1.	You will be entitled to participate in a Long-Term Incentive Plan (LTI).

		1.	The LTI will be a share-based plan to the value of up to 12.5% of your base salary.

		2.	It will be developed in alignment with the company constitution and Government taxation regulations.

		3.	You will be notified of this plan when it has cleared all required hurdles.

3.6	Travel and Business-Related Expenses	1.	You will comply with IHL’s Travel and Business Expense policies as determined by the Board and/or its approved committees from time-to-time.

		2.	IHL will reimburse you for all reasonable and proper expenses incurred by you in carrying out your duties in accordance with this Contract.

4.	Leave

4.1	Annual Leave	1.	You will be provided with 20 days paid annual leave per annum which can be taken in accordance with IHL policy.

		2.	No more than 2 year’s annual leave can be accrued at any one time.

		3.	Annual Leave will be taken to suit both the ongoing business requirements and your preferences.

4.2	Sick Leave	1.	You will be provided with up to 10 days sick leave per annum which does not accumulate, nor will it be paid out on departure.

		2.	In the case of any long-term sickness, leave will be given at the discretion of the Managing Director.

4.3	Long Service Leave	Long Service Leave will be payable in line with government legislated provisions.

4.4	Special Leave	At the discretion of the Chairman, you may be granted special leave for other purposes than those described above.

5.	Confidentiality & Intellectual Property

5.1	Confidentiality	You will not without prior written consent of IHL, disclose or use any confidential information of any kind concerning the business, affairs or customs of IHL which may come to your knowledge, except:

Disclose or use in the proper course of your duties;

Information which is freely available to the public;

		●	To the extent you are required to disclose information by law or requirement of any regulatory body.

		●	The obligations under this clause survive the termination of this Contract for a period of 12 months.

5.2	Intellectual Property Rights	You will acknowledge that copyright in any original material created by you in the course of your duties will vest with IHL.

6.	Workplace Health & Safety (OHS)

6.1		1.	IHL agrees to comply with State and Commonwealth Occupational Health & Safety (OH&S) laws and any relevant industry codes of practice.

		2.	You will agree to carry out any instructions, policies and decisions made to promote and maintain a safe workplace required by relevant OH&S legislation, including any further requirements specific to the employer’s industry and workplace - even if not specified in the legislation.

		3.	Smoking is not permitted in any of the work areas.

		4.	IHL requires that you not be affected by alcohol or illegal drugs during working hours for your own safety and for that of others.

		5.	If you are temporarily under medication or any condition that may affect or limit your ability to carry out normal job tasks, you are to advise IHL and, if required, alternative work arrangements may be made.

7.	Dispute Resolution

7.1	Dispute Resolution Procedure	During the life of this employment contract if IHL or you are in dispute with one another then the following process is agreed to:

Step 1 - You and the CEO

Both an IHL manager and you agree to attempt to resolve the matter at the workplace level by meeting and discussing the matter.

Step 2 - You and the Board

If the matter is not settled at such a meeting, you may arrange further discussions involving the full Board members.

Both parties agree to the right of IHL or you to appoint, in writing, another person to represent, or assist in settling the matter at the workplace level.

Step 3 - External mediation

If the matter cannot be resolved at the workplace level, then if both parties agree, a dispute may be referred to mediation by a mutually agreed independent person or organisation.

If a matter is referred to mediation, both parties must participate in the mediation process in good faith and a willingness to settle.

7.2	General Dispute Resolution	1.	During any of the steps above IHL and you will continue to work according to the employment contract unless you have a ‘reasonable concern’ about an immediate risk to your health or safety.

		2.	Even with this ‘reasonable concern’ but subject to relevant provisions of any State or Territory occupational health and safety law, you must not unreasonably fail to comply with an instruction by IHL to perform other available work.

		3.	Available work may be at the same workplace or another reasonably accessible workplace. Such work must be safe and appropriate for you to perform.

		4.	During the term of the dispute, the parties agree not to commence legal action unless the party commencing the action has genuinely attempted to settle the dispute at the workplace level.

8.	Unsatisfactory Work Performance

8.1	Unsatisfactory Work Performance Procedure	Step 1: Discussion and First Warning

		1.	If IHL is concerned about your work performance or conduct, a manager will meet with you and explain their concerns to you.

		2.	The manager will advise you, in writing, of the standard of work or behaviour that is required and discuss ways and methods to improve your work and/or conduct.

		3.	The manager and you will sign and date this written document.

		4.	This written warning will be placed on your personnel file.

		5.	The manager will then provide you with a reasonable period of time to reach an acceptable work performance or conduct and you will be warned that your employment will be ended if acceptable performance levels or appropriate behaviour are not reached.

Step 2: IHL Feedback on Progress and Second Warning

		1.	During the set period, the manager will discuss with you whether there has been any improvement and, if necessary, to further warn you, in writing, that your employment will end if that improvement is not reached.

		2.	Again, the manager and you will sign and date this written document.

Step 3: Termination

If your performance or behaviour has not improved after the 2 meetings and the written warnings above a senior manager will work towards terminating your employment.

9.	Termination

9.1	General	IHL may terminate your employment if your performance or behaviour is unsatisfactory by giving you notice. The general procedure outlined in Clause 8.1 of this contract will be adhered to before termination of employment is considered.

		1.	IHL may pay you in lieu of the required period of notice. Such payment will be calculated on your Fixed Reward in Schedule 1.

		2.	If you resign from IHL’s employment you must give a minimum of 3 month’s notice.

9.2	Termination where there is a Breach by you	IHL may immediately terminate this Contract, in writing and without any notice period or payment, where you:

		●	Commit any serious breach of this Contract, including, without limitation, intentional disobedience, dishonesty, serious or persistent breach of duty or serious or persistent neglect;

		●	Materially breach this Contract and do not remedy that breach within an acceptable time after receiving written notice from the IHL specifying the breach;

		●	Become of unsound mind or whose person or estate is liable to be dealt with in any way under the laws relating to mental health;

		●	Are convicted of a criminal offence, which, in the reasonable opinion of IHL, will detrimentally affect the Company.

At IHL’s discretion, you may be given 14 days to rectify the breach before termination is considered.

9.3	Voluntary Resignation	●	If you resign from IHL’s employment you must give a minimum of 3 month’s notice; and

		●	There will be no further notice payment in these circumstances.

9.4	Termination with Notice	IHL reserves the right to issue you with a termination notice at any time. In such circumstances, you will be entitled to 3 months’ salary, based upon your Fixed Reward applicable at the date of such notice.

9.5	Termination due to Redundancy	In the event of your position becoming redundant your employment may be terminated. In such circumstances, you may be eligible for redundancy entitlements in accordance with relevant legislation and IHL’s Redundancy Policy that applies at that time. In such event the applicable notice period or payment in lieu thereof is either the period described in 9.4 above or the period provided for in accordance with relevant legislation, or the IHL Redundancy Policy, whichever is greater

9.6	Termination Payment	If your employment is terminated by IHL under Clauses 9.1 and 9.2, the company will not be obliged to pay the employee any monies other than the following:

		●	Any accrued salary to which you are entitled on the date your employment is terminated.

		●	You will be paid your required notice period and it may be paid in lieu if you have been terminated because of performance or behaviour. Such payment will be calculated on your Fixed Reward in Schedule 1

		●	You will not be paid any notice period if a serious breach has been determined.

		●	Any amount to which you may be entitled in lieu of unused annual leave;

		●	Any amount to which you are entitled under the state long service leave legislation.

9.7	Return of Company	On termination of this Contract you will immediately return to IHL all Property company property which may then be in your possession, power or control.

1O.	Restraint on your Conduct

10.1		If IHL terminates your employment as per clause 9 you will be subject to the following restraints on your future employment:

There will be a 3-month restraint period where you must not:

		1.	Solicit, canvas, approach or accept any approach from any person who was at any time during your last 12 months with IHL a client of the company in that part or parts of the business in which you were employed, with a view to obtaining the custom of that person in a business that is the same or similar to the business conducted by IHL; or

		2.	Interfere with the business or employment relationship between IHL and its customers, employees or suppliers.

		3.	Other than the obligation for payment determined under the relevant items in clause 9, IHL is under no obligation to make any additional payment in respect of the restraint period of this clause 10

		4.	IHL reserves the absolute right to waive such restraint terms

10.2		If you voluntarily resign from IHL employment as per clause 9:

		1.	The restraint terms of Clause 10.1 (1) to 10.1 (4) above will apply during the notice period; and

		2.	During the 3 month restraint period you must not engage or prepare to engage in any business or activity that is the same or similar to that part or parts of the business carried on by IHL in which you were employed at any time during your last 12 months of employment with IHL; and

		3.	the restraint period will run concurrently with the notice period.

11.	Other

11.1	Governing Law	This Contract shall be read and construed in accordance with the laws of Victoria and the parties agree to submit to the jurisdiction of the Courts of Victoria.

11.2	Waiver	No failure or delay to exercise any right, power or remedy under this Contract will operate as a waiver to any clauses now or in the future.

11.3	Severance	Any provision of this Contract which is prohibited or unenforceable in any jurisdiction will be ineffective to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this Contract nor affect the validity or enforceability of that provision in any other jurisdiction.

11.4	Contract Amendment	This Contract may be amended only in writing and agreed to by both parties.

Employment Contract Signatures

This Employment Contract is between:

lncannex Healthcare Limited (IHL)
incorporated in the State of Victoria
ACN: 096 635 246

and

Joseph Swan

IHL has agreed to employ you, Joseph Swan, and you have agreed to serve the. IHL on the terms contained in this Employment Contract.

1.	Signed on behalf on of IHL, ACN: 096 635 246

/s/ Joel Latham
Joel Latham
Managing Director and CEO - lncannex Healthcare Limited
Date 08 November 2021
/s/ Joseph Swan
Joseph Swan	Date 08 November 2021

Schedule 1

lncannex Healthcare Limited (IHL)
Employment Contract for Senior Staff

Joseph Swan: Remuneration Package Summary

	Remuneration Components	Specifics

1.	Salary	You will be paid $120,000 per annum Fixed Reward, with your base salary payable in equal fortnightly instalments.

2.	Superannuation	1.	Your Fixed Reward will be exclusive of the Superannuation Guarantee Charge (SGC) of 10% of base salary which will be paid in line with legislation changes as and when it is enacted.

		2.	Both the SGC contribution and any other employee contributions can be salary sacrificed, monthly, into an approved superannuation fund.

3.	Salary Review	1.	Your Fixed Reward will be reviewed in line with your performance and movements in the market.

		2.	Any salary review will take place from 1 July each year.

4.	Short Term Incentive (STI)	1.	You will be eligible to participate in an STI of up to 12.5% of your Fixed Remuneration.

		2.	Payment of the STI will be subject to profitability and other hurdles.

		3.	Your reward in the STI will be based on achievement of your written performance plan provided to you by your manager on an annual basis.

		4.	Your performance plan will contain Key Performance Indicators (KPl’s) and Targets as well as behavioural requirements.

		5.	Your specific payment will also be subject to the market benchmark for your role.

		6.	The STI will commence in the financial year 2021-2022 and will be determined using a pro rata basis for the time of employment over the 12-month period.

5.	Long Term Incentive (LTI)	2.	You will be entitled to participate in a Long-Term Incentive Plan (LTI).

		3.	The LTI will be a share-based plan to the value of up to 12.5% of your base salary.

		4.	It will be developed in alignment with the company constitution and Government taxation regulations.

		5.	You will be notified of this plan when it has cleared all required hurdles.